Exhibit 99.4

DOMINION GAS HOLDINGS, LLC

Letter to Clients

Offer to Exchange

Up to $400,000,000 of 2013 Series A 1.05% Senior Notes due 2016

that have been registered under the Securities Act of 1933, as amended,

for all outstanding unregistered 2013 Series A 1.05% Senior Notes due 2016

Up to $400,000,000 of 2013 Series B 3.55% Senior Notes due 2023

that have been registered under the Securities Act of 1933, as amended,

for all outstanding unregistered 2013 Series B 3.55% Senior Notes due 2023

Up to $400,000,000 2013 Series C 4.80% Senior Notes due 2043

that have been registered under the Securities Act of 1933, as amended,

for all outstanding unregistered 2013 Series C 4.80% Senior Notes due 2043

The Exchange Offer will expire at 5:00 p.m., New York City time on                 , 2014, unless extended (the “Expiration Date”). Original Notes (defined below) tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

To Our Clients:

We are enclosing with this letter a prospectus dated                 , 2014 (the “Prospectus”) of Dominion Gas Holdings, LLC (the “Company”) and the related letter of transmittal. These two documents together constitute the Company’s offer to exchange (i) up to $400,000,000 aggregate principal amount of registered 2013 Series A 1.05% Senior Notes due 2016 (the “Exchange Series A Senior Notes”) for any and all of its $400,000,000 aggregate principal amount of unregistered 2013 Series A 1.05% Senior Notes due 2016 (the “Original Series A Senior Notes”); (ii) up to $400,000,000 aggregate principal amount of registered 2013 Series B 3.55% Senior Notes due 2023 (the “Exchange Series B Senior Notes”) for any and all of its $400,000,000 aggregate principal amount of unregistered 2013 Series B 3.55% Senior Notes due 2023 (the “Original Series B Senior Notes”); and (iii) up to $400,000,000 aggregate principal amount of registered 2013 Series C 4.80% Senior Notes due 2043 (the “Exchange Series C Senior Notes,” and together with the Exchange Series A Senior Notes and Exchange Series B Senior Notes, the “Exchange Notes”) for any and all of its $400,000,000 aggregate principal amount of unregistered 2013 Series C 4.80% Senior Notes due 2043 (the “Original Series C Senior Notes,” and together with the Original Series A Senior Notes and Original Series B Senior Notes, the “Original Notes”). The offer to exchange the Exchange Notes for the Original Notes is referred to as the “Exchange Offer.” The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

We are the holder of record of Original Notes held by us for your own account. A tender of your Original Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

We request that you provide written instructions to us, in the form attached hereto, as to whether you wish to tender any or all of the Original Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

Pursuant to the letter of transmittal, each holder of Original Notes will represent to the Company that (i) any Exchange Notes received in the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) such person has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) such person is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act, and (iv) if such person is a broker dealer, it will receive Exchange Notes for its own account in exchange for Original Notes that it acquired as a result of market-making or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make such a prospectus available to purchasers) in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering (or, to the extent permitted by law, making available) such a prospectus, it will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Exchange Offer is not being made to (nor will the surrender of Original Notes be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

No person has been authorized to give any information with respect to the Exchange Offer, or to make any representation in connection therewith, other than those contained in the Prospectus and the related letter of transmittal. If made or given, such recommendation or any such information or representation must not be relied on as having been authorized by the Company.

Very truly yours,

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITH AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.

INSTRUCTIONS TO REGISTERED HOLDER

AND/OR DTC PARTICIPANT

To Registered Holder and/or DTC Participant:

The undersigned hereby acknowledges receipt and review of the prospectus dated                 , 2014 (the “Prospectus”) of Dominion Gas Holdings, LLC (the “Company”) and the related letter of transmittal. These two documents together constitute the Company’s offer to exchange (the “Exchange Offer”) (i) up to $400,000,000 aggregate principal amount of registered 2013 Series A 1.05% Senior Notes due 2016 (the “Exchange Series A Senior Notes”) for any and all of its $400,000,000 aggregate principal amount of unregistered 2013 Series A 1.05% Senior Notes due 2016 (the “Original Series A Senior Notes”); (ii) up to $400,000,000 aggregate principal amount of registered 2013 Series B 3.55% Senior Notes due 2023 (the “Exchange Series B Senior Notes”) for any and all of its $400,000,000 aggregate principal amount of unregistered 2013 Series B 3.55% Senior Notes due 2023 (the “Original Series B Senior Notes”); and (iii) up to $400,000,000 aggregate principal amount of registered 2013 Series C 4.80% Senior Notes due 2043 (the “Exchange Series C Senior Notes,” and together with the Exchange Series A Senior Notes and Exchange Series B Senior Notes, the “Exchange Notes”) for any and all of its $400,000,000 aggregate principal amount of unregistered 2013 Series C 4.80% Senior Notes due 2043 (the “Original Series C Senior Notes,” and together with the Original Series A Senior Notes and Original Series B Senior Notes, the “Original Notes”).

This will instruct you, the registered holder and/or DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Original Notes held by you for the account of the undersigned.

The aggregate principal amount of the Original Notes held by you for the account of the undersigned is:

Title of Series	Principal Amount (Fill in Amount)
2013 Series A 1.05% Senior Notes due 2016	$
2013 Series B 3.55% Senior Notes due 2023	$
2013 Series C 4.80% Senior Notes due 2043	$

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐   To TENDER all Original Notes held by you for the account of the undersigned.

☐   To TENDER the following amount of Original Notes held by you for the account of the undersigned:

Title of Series	Principal Amount (Fill in Amount) (minimum $2,000 and integral multiples of $1,000 in excess thereof)
2013 Series A 1.05% Senior Notes due 2016	$
2013 Series B 3.55% Senior Notes due 2023	$
2013 Series C 4.80% Senior Notes due 2043	$

☐   NOT to TENDER any Original Notes held by you for the account of the undersigned.

If no box is checked, a signed and returned Instruction to Registered Holder and/or DTC Participant will be deemed to instruct you to tender all Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) any Exchange Notes received in the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) the undersigned is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act, and (iv) if the undersigned is a broker dealer, it will receive Exchange Notes for its own account in exchange for Original Notes that it acquired as a result of market-making or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make such a prospectus available to purchasers) in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering (or, to the extent permitted by law, making available) such a prospectus, it will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: